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                                                                   Exhibit 10.21

                                  March 7, 2003

Board of Directors
U.S. Helicopter Corporation

            RE:   GEORGE MEHM
                  SUBSCRIPTION FOR COMMON STOCK

Dear Sirs:

      1. The undersigned (the "Purchaser") hereby offers to subscribe to THIRTY
(30) shares (the "Shares") of Common Stock, par value $.001 per share, of U.S. Helicopter Corporation, a Delaware corporation (the "Company"), and pay therefor $.50 per share, or a total consideration of $15.00. It is understood that the Company will deliver to the Purchaser a certificate for the Shares against payment to the Company of the purchase price thereof.

      2. The Purchaser hereby represents and warrants to the Company that the Purchaser is acquiring the Shares for its own account for investment and not with a view to the distribution thereof or with any present intention of selling any thereof. The Purchaser acknowledges that it has been informed by the Company that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser also acknowledges that it is fully aware of the restrictions on disposing of the Shares resulting from the provisions of the Securities Act and the General Rules and Regulations of the Securities and Exchange Commission thereunder (including, without limitation, Rule 144). The Purchaser understands that under the present circumstances sales of the Shares may not be made in reliance upon Rule 144 since, among other reasons, the requisite information concerning the Company is not publicly available, and that the Company is under no obligation to the Purchaser to supply to the Purchaser or disclose to the public the information necessary to enable the Purchaser to make sales under Rule 144. The Purchaser further understands that the Company is under no obligation to register the Shares (except as provided in Section 3) or to effect compliance with Regulation A or any other exemption.

      3. Prior to any sale, transfer, pledge or other disposition of any of the Shares, the holder of such Shares shall give written notice to the Company of such proposed sale, transfer, pledge or other disposition and as to the circumstances thereof. Promptly upon receiving such notice, the Company shall obtain from the Company's counsel and, if the Company at its option so requests, the holder will obtain from his counsel and deliver to the Company, as promptly as practicable, an opinion as to whether the proposed sale, transfer, pledge or disposition may be effected without registration of such Shares under the Securities Act. If in the opinion of each such counsel such sale, transfer, pledge or disposition may be made in the manner described in the notice thereof, the holder may make such sale, transfer, pledge or disposition. If either counsel shall fail to render an opinion to

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such effect, the holder shall not make such sale, transfer, pledge or disposition unless and until registration of such Shares under the Securities Act has become effective or is no longer required in the opinion of the respective counsel.

                                           Very truly yours,

                                                 /s/ George Mehm
                                           -------------------------------------
                                           George Mehm

U.S. Helicopter Corporation hereby accepts the offer set forth above.

By: /s/ John G. Murphy
    ---------------------------
Name:  John G. Murphy
Title: President and CEO

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